Exhibit 99.1

Kris Bevill, Public Relations 701.280.5076 (Office) :: 701.306.8561 (Cell) kris.bevill@alerus.com investors.alerus.com

FOR IMMEDIATE RELEASE

ALERUS FINANCIAL CORPORATION ANNOUNCES CEO TRANSITION

Katie A. Lorenson to Succeed Randy L. Newman as President and Chief Executive Officer, Effective January 1, 2022

GRAND FORKS, N.D. (September 20, 2021) – Alerus Financial Corporation (Nasdaq: ALRS) (the “Company”) announced today that its Board of Directors appointed Katie A. Lorenson, the Company’s current Executive Vice President and Chief Financial Officer, as the Company’s next President and Chief Executive Officer, effective January 1, 2022. Ms. Lorenson will also join the Company’s Board of Directors upon assuming her new role. Randy L. Newman will transition to the role of Executive Chairman of the Board to ensure a seamless leadership transfer.

“Katie is a proven leader and seasoned executive with a deep understanding and passion for our business,” said Chairman, President, and Chief Executive Officer Randy Newman. “Since Katie joined Alerus in 2017, she has been an indispensable strategic partner to me, our leadership team, and the Board of Directors. Katie brings relentless focus to executing our strategic plan and building our business, by attracting, retaining, and developing employees and growing the Company. She has a proven track record of leadership, successfully integrating acquisitions and aligning resources for growth. The Company is well-positioned for continued success, and I have full confidence that Katie will continue to advance our Company.”

In addition to serving as the Company’s Executive Vice President and Chief Financial Officer, Lorenson leads Alerus’ business segments, including banking, retirement and benefit services, wealth management, and mortgage. She also spearheaded Alerus’ initial public offering in 2019 and has played an integral role in the Company achieving consistently strong financial results since it began trading on the NASDAQ in September of 2019.

Lorenson brings extensive experience overseeing financial service organizations. Before joining Alerus in December 2017, she served as Chief Financial Officer for a publicly traded regional financial institution from 2015 to 2017 and as Chief Financial Officer for a large privately held financial institution from 2011 to 2015. Prior to her Chief Financial Officer roles, Ms. Lorenson served as Manager on the Financial Institutions Team for RSM US LLP.

“I am deeply honored to have the opportunity to succeed Randy and lead Alerus as we continue our path to positively impact our clients’ financial potential,” said Lorenson. “Together with the Alerus leadership team and our employees, I plan to continue building on the strong foundation already in place. I look forward to working with Randy in his role as Executive Chairman as we grow the Company by executing our strategic mission to deliver holistic advice, with unparalleled service, and engaging technology.”

“The Board has agreed that Katie is the right person to lead Alerus moving forward,” said Dan Coughlin, Lead Independent Director of the Company’s Board of Directors. “Her ability to envision the future and set strategy combined with her deep commitment to Alerus employees and clients are widely known and respected within the Company. We believe she will maintain continuity and further position the Company for continued success.”

Coughlin continued, “Randy’s passion, pride, and purpose have shaped the past, present, and future of our Company. In his 40 years with Alerus, he has instilled a high performing culture focused on working in the clients’ best interests and always doing the right thing. His tenure has been extraordinary, growing annual net income from $5.1 million in 1995 to $44.7 million in 2020. On behalf of the Board of Directors, we’re thankful for his leadership and pleased that he will continue as Executive Chairman of the Board, making this a smooth leadership transition.”

“Leading and growing Alerus is one of the greatest honors of my life. I’m proud of the company we’ve built, humbled by the talented people I’ve worked alongside, and pleased with all we’ve achieved,” said Newman. “This transition comes at the right time. With an experienced management team, key strategic investments in technology, engaged employees, and a diversified revenue stream, we are well-positioned for our continued momentum to serve our clients as trusted financial advisors and in turn, create long-term shareholder value.”

Mr. Newman joined Alerus, formerly First National Bank North Dakota, in 1981, and became President in 1987 and Chief Executive Officer in 1995. Under his leadership, Alerus successfully navigated the devastating flood of 1997 in Grand Forks, the Great Recession in 2008, and the ongoing COVID-19 pandemic. His vision to expand the Company outside of North Dakota and enter into new business lines of retirement, benefits, and payroll services resulted in a long-term expansion that includes 24 acquisitions and the evolution of Alerus into a diversified financial services company.

About Alerus Financial Corporation

Alerus Financial Corporation is a diversified financial services company headquartered in Grand Forks, ND. Through its subsidiary, Alerus Financial, N.A., Alerus provides innovative and comprehensive financial solutions to business and consumer clients through four distinct business segments—banking, retirement and benefit services, wealth management, and mortgage. Alerus provides clients with a primary point of contact to help fully understand the unique needs and delivery channel preferences of each client. Clients are provided with competitive products, valuable insight and sound advice supported by digital solutions designed to meet the clients’ needs. Alerus Financial banking and wealth management offices are located in Grand Forks and Fargo, ND, the Minneapolis-St. Paul, MN metropolitan area, and Scottsdale and Mesa, AZ. Alerus Retirement and Benefits plan administration offices are located in St. Paul, MN, East Lansing, MI, and Littleton, CO.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described in the “Risk Factors” sections of reports filed by Alerus Financial Corporation with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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